Exhibit (99)

                                                State or Other
                                                Jurisdiction
                                                Under the Laws of
Subsidiaries  of  Owens  Corning  (3/31/98)     Which Organized

 Accord Vinyl Siding Inc.                       Ontario
 AmeriMark Building Products, Inc.              Delaware
 Carriage Hill Stone Co.                        Ohio
 Commercial Owens Corning Chile Limitada        Chile
 Crown Manufacturing Inc.                       Canada
 Deutsche Owens-Corning Glasswool GmbH          Germany
 Engineered Pipe Systems, Inc.                  Delaware
 Engineered Yarns America, Inc.                 Massachusetts
 Eric Company                                   Delaware
 European Owens-Corning Fiberglas, S.A.         Belgium
 Fabwel, Inc.                                   Indiana
 Falcon Foam Corporation                        Delaware
 Faloc, Inc.                                    Delaware
 Fibreboard Corporation                         Delaware
 Flowtite Offshore Services Ltd.                Cyprus
 IPM, Inc.                                      Delaware
 Kitsons Insulation Products Ltd.               United Kingdom
 Lmp Impianti Srl                               Italy
 Matcorp, Inc.                                  Delaware
 Nanjing Owens Corning XPS Foam Co. Ltd.        China
 Norandex Inc.                                  Delaware
 N.V. Owens-Corning S.A.                        Belgium
 OC Celfortec Inc.                              Canada
 O/C/FIRST CORPORATION                          Ohio
 OCFOGO, Inc.                                   Delaware
 O.C. Funding B.V.                              The Netherlands
 O/C/SECOND CORPORATION                         Delaware
 OCW Acquisition Corporation (dba, Delsan)      Delaware
 Owens Corning (Anshan) Fiberglas Co. Limited   China
 Owens Corning (China) Investment Company, Ltd. China
 Owens Corning A/S                              Norway
 Owens Corning Building Materials Espana S.A.   Spain
 Owens-Corning Building Products (U.K.) Ltd.    United Kingdom
 Owens Corning Canada Inc.                      Canada
 Owens-Corning Canos, S.A.                      Argentina
 Owens-Corning Capital Holdings I, Inc.         Delaware
 Owens-Corning Capital Holdings II, Inc.        Delaware
 Owens-Corning Capital L.L.C.                   Delaware
 Owens Corning Cayman (China) Holdings          Cayman Islands
 Owens-Corning Cayman Limited                   Cayman Islands
 Owens-Corning Changchun Guan Dao Company Ltd.  China
 Owens Corning Espana SA                        Spain
 Owens-Corning Fiberglas A.S. Limitada          Brazil
 Owens-Corning Fiberglas Deutschland GmbH       Germany
 Owens-Corning Fiberglas Espana, S.A.           Spain
 Owens-Corning Fiberglas France S.A.            France
 Owens-Corning Fiberglas (G.B.) Ltd.            United Kingdom
 Owens-Corning Fiberglas (Italy) S.r.l.         Italy





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                                                   State or Other
                                                   Jurisdiction
                                                   Under the Laws of
Subsidiaries of Owens Corning (3/31/98)            Which Organized

Owens-Corning Fiberglas Norway A/S                 Norway
Owens-Corning Fiberglas S.A.                       Uruguay
Owens-Corning Fiberglas Sweden Inc.                Delaware
Owens-Corning Fiberglas Technology Inc.            Illinois
Owens-Corning Fiberglas (U.K.) Ltd.                United Kingdom
Owens-Corning Fiberglas (U.K.) Pension Plan Ltd.   United Kingdom
Owens-Corning Finance (U.K.) plc                   United Kingdom
Owens-Corning FSC, Inc.                            Barbados
Owens-Corning Funding Corporation                  Delaware
Owens-Corning (Guangzhou) Fiberglas Co., Ltd.      China
Owens-Corning Holdings Limited                     Cayman Islands
Owens Corning HT, Inc.                             Delaware
Owens-Corning Isolation France S.A.                France
Owens Corning (Japan) Ltd.                         Japan
Owens Corning Mexico, S.A. de C.V.                 Mexico
Owens-Corning Ontario Holdings Inc.                Ontario
Owens-Corning Overseas Holdings, Inc.              Delaware
Owens Corning Pipe (Africa) Pvt. Ltd.              Zimbabwe
Owens Corning Polyfoam UK Ltd.                     United Kingdom
Owens Corning Polypan SPA                          Italy
Owens-Corning Real Estate Corporation              Ohio
Owens Corning (Shanghai) Fiberglas Co., Ltd.       China
Owens Corning (Singapore) PTE Ltd.                 Singapore
Owens Corning South Africa (Pty) Ltd.              South Africa
Owens-Corning (Sweden) AB                          Sweden
Owens-Corning Tubs, S.A.                           Spain
Owens-Corning (UK) Holdings Limited                United Kingdom
Owens-Corning Veil Netherlands B.V.                The Netherlands
Owens-Corning Veil U.K. Ltd.                       United Kingdom
P Metals, Inc.                                     Delaware
Palmetto Products, Inc.                            Delaware
Prestige Vinyl Siding Inc.                         Ontario
Procanpol SP.Z.O.O.                                Poland
Scanglas Ltd.                                      United Kingdom
Soltech, Inc.                                      Kentucky
Stone Products Corporation                         California
T Acquisition Inc.                                 Delaware
Trumbull Asphalt Co. of Delaware                   Delaware
UC Industries, Inc.                                Delaware
Vytec Corporation                                  Ontario
Vytec Sales Corporation                            Delaware
Willcorp, Inc.                                     Delaware
Wrexham A.R. Glass Ltd.                            United Kingdom
10110 Newfoundland Limited                         Newfoundland